Exhibit 99.1

Xtant Medical Announces First Quarter 2020 Financial Results

BELGRADE, MT, May 7, 2020 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights:

●	Revenue for the first quarter of 2020 was $14.8 million, compared to $16.7 million for the prior year period
●	Operating expenses in the first quarter of 2020 were $11.0 million, compared to $11.5 million for the prior year period
●	Net loss incurred in the first quarter of 2020 was $2.5 million, compared to a net loss of $2.8 million for the prior year period
●	Non-GAAP Adjusted EBITDA for the first quarter of 2020 was $0.5 million, compared to $1.0 million for the prior year period

“First and foremost, we are grateful to the healthcare professionals, including many of our customers, who are tirelessly caring for patients on the front lines of the global COVID-19 pandemic,” said Sean Browne, President and CEO. “Sales for the first two months of the first quarter 2020 were tracking in-line with our expectations. However, as the COVID-19 outbreak escalated and various restrictions related to elective surgical procedures were implemented, we saw a dramatic decline in sales during March. As almost all of our spinal procedures are considered elective, we expect significant reductions in our revenue will continue until such restrictions are lifted. To that end, we proactively implemented several initiatives to reduce costs and preserve our cash, which should enable us to navigate this unprecedented challenge.”

COVID-19 Response

In response to the COVID-19 pandemic, Xtant Medical identified four areas that should help to maintain business continuity and emerge from this health crisis in a position of strength:

1.	Employees – Prioritized keeping employees and their families safe and healthy through social distancing and work from home procedures where possible.
2.	Expenses – Enacted an extensive cost reduction program to preserve cash, which included workforce reductions and furloughs, across the board compensation and related benefits decreases, and significant reductions in both capital expenditures and discretionary spending.
3.	Inventory – Replenished inventory levels to minimize risk for stockouts going forward.
4.	Organization – Initiated a strategy to reorganize the structure and operations of the business to improve overall efficiency.

“Although it was a difficult decision to reduce our workforce, we believe it was necessary in order to preserve capital and operate as a leaner organization during this unprecedented global health crisis,” continued Mr. Browne. “We have a unique opportunity to further our mission of ‘honoring the gift of donation, by allowing our patients the ability to live as full a life as possible.’ Through our actions, I believe we will be in a better position to fulfill this as conditions normalize.”

First Quarter 2020 Financial Results

Total revenue for the three months ended March 31, 2020 was $14.8 million, which represents a decrease of 11.6% compared to $16.7 million in the same quarter of the prior year. The decrease in revenue is attributed primarily to the impact of COVID-19 and the sudden drop in elective procedures beginning in early March as result of the pandemic.

Gross margin for the first quarter of 2020 was 65.0%, compared to 64.6% for the same period in 2019.

Operating expenses for the first quarter of 2020 were $11.0 million, compared to $11.5 million for the first quarter of 2019. The decrease was primarily due to lower sales commissions of $0.4 million attributed to lower sales, lower expenses for legal and consulting services totaling $0.5 million, and legal settlement expenses of $0.5 million reserved in the first quarter of 2019, offset partially by severance expenses totaling $0.7 million.

First quarter 2020 net loss was $2.5 million, or $0.19 per share, compared to first quarter 2019 net loss of $2.8 million, or $0.21 per share.

Non-GAAP Adjusted EBITDA for the first quarter of 2020 was $0.5 million compared to $1.0 million for the same period in 2019. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash special charges, provision for losses on inventory and accounts receivable, non-cash compensation, change in warrant derivative liability, separation related expenses, and litigation settlement reserves. A calculation and reconciliation of non-GAAP Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the first quarter 2020 financial results on Thursday, May 7, 2020 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Important Cautions Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continue,” “future,” “will,” “potential” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations regarding the effect of the COVID-19 pandemic on the Company’s business and future revenue. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the effect of management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (SEC) on March 5, 2020 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: dcarey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	March 31, 2020	December 31, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$3,239	$5,237
Trade accounts receivable, net of allowance for doubtful accounts of $500 and $2,140, respectively	9,743	10,124
Inventories	18,044	16,101
Prepaid and other current assets	1,084	784
Total current assets	32,110	32,246

Property and equipment, net	4,303	4,695
Right-of -use asset, net	1,999	2,100
Goodwill	3,205	3,205
Intangible assets, net	500	515
Other assets	434	394
Total Assets	$42,551	$43,155

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$3,609	$2,188
Accrued liabilities	5,910	6,625
Warrant derivative liability	1	7
Current portion of lease liability	401	394
Current portion of financing lease obligations	138	176
Total current liabilities	10,059	9,390
Long-term Liabilities:
Lease liability, less current portion	1,623	1,726
Financing lease obligation, less current portion	-	-
Long-term debt, less issuance costs	77,345	76,244
Total Liabilities	89,027	87,360

Stockholders’ Equity (Deficit)
Preferred stock	-	-
Common stock	-	-
Additional paid-in capital	179,330	179,061
Accumulated deficit	(225,806)	(223,266)
Total Stockholders’ Equity (Deficit)	(46,476)	(44,205)

Total Liabilities & Stockholders’ Equity (Deficit)	$42,551	$43,155

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue
Orthopedic product sales	$14,735	$16,686
Other revenue	43	40
Total revenue	14,778	16,726

Cost of sales	5,165	5,913
Gross profit	9,613	10,813

Gross profit %	65.0%	64.6%

Operating expenses
General and administrative	4,319	4,477
Sales and marketing	6,413	6,742
Research and development	245	262
	10,977	11,481

Loss from operations	(1,364)	(668)

Other (expense) income
Interest expense	(1,108)	(2,018)
Change in warrant derivative liability	6	(15)
Other (expense) income	(5)	(75)
Total Other (Expense) Income	(1,107)	(2,108)
Net Loss from Operations Before Provision for Income Taxes	(2,471)	(2,776)

Provision for income taxes
Current and deferred	(22)	(23)
Net Loss from Operations	$(2,493)	$(2,799)

Net loss per share:
Basic	$(0.19)	$(0.21)
Dilutive	$(0.19)	$(0.21)

Shares used in the computation:
Basic	13,175,345	13,170,721
Dilutive	13,175,345	13,170,721

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net loss	$(2,493)	$(2,799)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	685	776
(Gain) loss on disposal of fixed assets	(105)	116
Non-cash interest	1,101	1,991
Non-cash rent expense	4	-
Stock-based compensation	269	122
Provision for reserve on accounts receivable	138	94
Provision for excess and obsolete inventory	31	153
Change in warrant derivative liability	(6)	15
Changes in operating assets and liabilities:
Accounts receivable	195	403
Inventories	(1,974)	623
Prepaid and other assets	(340)	146
Accounts payable	1,421	(429)
Accrued liabilities	(715)	(721)
Net cash provided by (used in) operating activities	(1,789)	490
Investing activities:
Purchases of property and equipment	(258)	(137)
Proceeds from sale of fixed assets	83	51
Net cash used in investing activities	(175)	(86)
Financing activities:
Payments on financing leases	(34)	(104)
Net cash provided by (used in) financing activities	(34)	(104)

Net change in cash and cash equivalents	(1,998)	300
Cash and cash equivalents at beginning of period	5,237	6,797
Cash and cash equivalents at end of period	$3,239	$7,097

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019

Net Loss	$(2,493)	$(2,799)

Other expense	5	75
Depreciation and amortization	685	776
Interest expense	1,108	2,017
Tax expense	22	23
Non-GAAP EBITDA	(673)	92

Non-GAAP EBITDA/Total revenue	-4.6%	0.6%

NON-GAAP ADJUSTED EBITDA CALCULATION
Provision for reserve on accounts receivable	138	94
Provision for excess and obsolete inventory	31	153
Stock-based compensation	269	122
Change in warrant derivative liability	(6)	15
Separation-related expenses	749	(21)
Litigation reserve	-	530
Non-GAAP Adjusted EBITDA	$508	$985

Non-GAAP Adjusted EBITDA/Total revenue	3.4%	5.9%